===============================================================================

                                  UNITED STATES
                        SECURITIES & EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                  FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


    Date of report (Date of earliest event reported): July 27, 1999


Commission file number            000-23795
                      ------------------------------------

                          EXODUS COMMUNICATIONS, INC.
           --------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Delaware                0-23795                   77-0403076
  ---------------------------   ---------------          -------------------
 (State or other jurisdiction     (Commission            (I.R.S. Employer
     of incorporation)            File Number)           Identification No.)


          2831 Mission College Boulevard
             Santa Clara, California                   95054
   -------------------------------------------      -----------
     (Address of principal executive offices)        (Zip Code)




                                 (408) 346-2200
   ------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS.

     On July 27, 1999, Exodus Communications, Inc. ("Exodus" or the "Company"), acquired all of the outstanding stock of Cohesive Technology Solutions, Inc., a privately held Delaware corporation ("Cohesive"), pursuant to an Agreement and Plan of Reorganization dated as of April 21, 1999, as amended by an Amendment thereto dated May 28, 1999 (together, the "Plan of Reorganization") among Exodus, Cohesive and Marley Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Exodus. Exodus will account for its acquisition of Cohesive under the purchase method of accounting.

     Pursuant to the terms of the Plan of Reorganization, each share of Cohesive common stock was converted into the right to receive 0.02622 shares of Exodus common stock and $1.338 in cash; each share of Cohesive Series A Preferred Stock was converted into the right to receive $122.337 in cash; each share of Cohesive Series B Preferred Stock was converted into the right to receive $115.965 in cash; each share of Cohesive Series C Preferred Stock was converted into the right to receive $5.00 in cash; and each share of Cohesive Series D Preferred Stock which automatically converted into Cohesive common stock immediately prior to the merger was converted into the right to receive 0.02622 shares of Exodus common stock and approximately $6.655 in cash. No fractional shares of Exodus common stock will be issued in connection with the merger, but in lieu thereof each holder of Cohesive stock who would otherwise be entitled to receive a fraction of a share of Exodus common stock, after aggregating all shares of Exodus common stock to be received by such holder, will receive from Exodus an amount of cash equal to the average closing price of one share of Exodus common stock for the five trading days prior to and including the last trading day immediately preceding the effective time multiplied by the fraction of a share of Exodus common stock to which such holder would otherwise be entitled.

     By virtue of the merger and without the need for any further action on the part of any holders thereof, each issued and outstanding option immediately outstanding prior to the effective time of the merger to purchase shares of Cohesive common stock (a "Cohesive Option") was assumed by Exodus and converted into an option to purchase that number of shares of Exodus common stock determined by multiplying the number of shares of Cohesive common stock subject to such Cohesive Option immediately prior to the effective time of the merger by 0.03651, subject to rounding down to eliminate fractional options, at an exercise price per share of Exodus common stock equal to the exercise price per share of Cohesive common stock that was in effect for such Cohesive Option immediately prior to the effective time divided by 0.03651, subject to rounding up to the nearest whole cent.

     Pursuant to these exchange ratios, in the merger a total of 400,199 shares of Exodus common stock were issued and cash in the amount of approximately $41.0 million was paid in exchange for all the issued and outstanding shares of Cohesive capital stock and options to purchase a total of 102,165 shares of Exodus common stock were assumed by Exodus in exchange for all issued and outstanding Cohesive Options. In addition, Exodus paid off a Cohesive credit facility which had a balance of approximately $6.6 million. Exodus also withheld an estimated maximum amount of earnout liabilities of Cohesive to third parties of $3.2 million. After Exodus determines that all the earnout liabilities and related expenses have been fully paid from escrow (as described below), then any remaining balance will be delivered to the Cohesive stockholders' representative for distribution to the Cohesive stockholders on a pro rata basis.

     The exchange ratio and the cash payment was determined on the basis of, among other things (i) a comparison of certain financial and stock market information for Exodus and certain financial information for Cohesive with similar types of information for certain other companies in businesses similar to those of Exodus and Cohesive; and (ii) discussions between senior management of Exodus and Cohesive regarding the business and prospects of their respective companies.

     Pursuant to the terms of the Plan of Reorganization, Exodus, Anthony de Nicola as the representative of the Cohesive stockholders and an independent escrow agent entered into an escrow agreement, pursuant to which $10,000,000 that was issued in the merger to the Cohesive common stockholders was placed in an escrow account to secure and collateralize the indemnification obligations of the Cohesive stockholders to Exodus and certain affiliates of Exodus.

     In connection with the merger, Steve Bennion, Paul Brady and Dennis Rohan entered into employment and/or noncompetition agreements with Exodus and Sub, as the surviving corporation in the merger. Messrs. Bennion, Brady and Rohan were officers of Cohesive immediately prior to the effective time of the merger.

     The funds comprising the cash payments paid to the Cohesive stockholders were derived from Exodus' working capital cash reserves.

     Cohesive is a leading professional services company with an advanced technology focus and in-depth expertise in computer network design, implementation and support, web and application development, e-mail and messaging, e-commerce, Internet and intranet development, information technology security and strategy, system integration, and project management. Cohesive offers a variety of services, including network design and development, web and application development and information technology strategy and project management. Exodus intends to continue to conduct Cohesive's business following the acquisition.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial Statements of Business Acquired.
        It is impracticable for Exodus to currently provide the required financial statements for Cohesive called for by Item 7(a). Pursuant to paragraph (a)(4) of Item 7 of Form 8-K, the financial statements of Cohesive required to be filed under paragraph (a) of this Item 7 will be filed as soon as practicable, but not later than required by Item 7 of Form 8-K.

(b)     Pro Forma Financial Information.
        It is impracticable for Exodus to currently provide the pro forma financial information with respect to the acquisition of Cohesive by Exodus called for by this Item 7(b). Pursuant to paragraphs (b)(2) and
(a)(4) of Item 7, the pro forma financial statements required to be filed under paragraph (b) of this Item 7 will be filed as soon as practicable, but not later than required by paragraphs (b)(2) and (a)(4) of Item 7 of Form 8-K.

(c)     Exhibits.

        The following exhibits are filed herewith:

        2.01 Agreement and Plan of Reorganization by and among Registrant, Cohesive Technology Solutions, Inc. and Marley Acquisition Corp. dated April 22, 1999. (Included in Appendix A to the prospectus forming a part of the Registration Statement on Form S-4 (File No. 333-79655) and incorporated herein by reference.)

        2.02 Amendment to Agreement and Plan of Reorganization by and among Registrant, Cohesive Technology Solutions, Inc. and Marley Acquisition Corp. dated May 28, 1999. (Included in Appendix A to the prospectus forming a part of the Registration Statement on Form S-4 (File No. 333-79655) and incorporated herein by reference.)

        99.01   Press Release dated July 28, 1999.




                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Exodus has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 11, 1999

                               EXODUS COMMUNICATIONS, INC.

                               By:  /s/ Richard S. Stoltz
                                    ---------------------------
                                        Richard S. Stoltz
                                        Executive Vice President,  Finance,
                                        Chief Financial Officer and Chief
                                        Operating Officer


                               EXHIBIT INDEX

Exhibit

 2.01 Agreement and Plan of Reorganization by and among Registrant, Cohesive Technology Solutions, Inc. and Marley Acquisition Corp. dated April 22, 1999. (Included in Appendix A to the prospectus forming a part of the Registration Statement on Form S-4 (File No. 333-79655) and incorporated herein by reference.)

 2.02 Amendment to Agreement and Plan of Reorganization by and among Registrant, Cohesive Technology Solutions, Inc. and Marley Acquisition Corp. dated May 28, 1999. (Included in Appendix A to the prospectus forming a part of the Registration Statement on Form S-4 (File No. 333-79655) and incorporated herein by reference.)

 99.01    Press Release dated July 28, 1999.